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     As filed with the Securities and Exchange Commission on March 18, 1999

                                              Registration Statement No.________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        CORPORATE ASSET BACKED CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Delaware                                           16-1057879
(STATE OF INCORPORATION OR ORGANIZATION)                      (I.R.S. EMPLOYER
                                                             IDENTIFICATION NO.)
 Corporate Asset Backed Corporation
    c/o PaineWebber Incorporated
1285 Avenue of the Americas, 18th Floor
         New York, New York
            212-713-2841                                           10019
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [X]                                   box. [ ]

Securities Act registration statement file numbers to which this form relates:
33-91744

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class               Name of Each Exchange on Which
      to be so Registered               Each Class is to be Registered

Trust Certificates                      New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    CORPORATE ASSET BACKED CORPORATION


                                    By: /s/ Thomas C. Naratil
                                    Name: Thomas C. Naratil
                                    Title: President, Chief Executive Officer
                                           and Executive Vice President



Dated: March 16, 1999
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Item 1. Description of Registrant's Securities to be Registered

         The description of the securities to be registered that appears under the captions "Summary;" "Risk Factors;" "The Trust Certificates;" "Certain Federal Income Tax Considerations;" and "Certain ERISA Considerations" in the Preliminary Prospectus Supplement dated March 16, 1999, and "Prospectus Summary;" "The Certificates;" "Certain Information Regarding the Certificates;" "Certain Federal Income Tax Considerations;" and "Certain ERISA Considerations" in the Prospectus dated March 16, 1999 is hereby incorporated by reference in the answer to this item. The Prospectus and Preliminary Prospectus Supplement have been filed with the Securities and Exchange Commission (the "Commission") on March 16, 1999 pursuant to rule 424(b)(3) of the rules and regulations of the Commission under the Securities Act of 1933.


Item 2. Exhibits

         Pursuant to the instructions as to exhibits to Form 8-A, the following exhibits are included in this filing with the Commission:

1.       Certificate of Incorporation of the Registrant.

2.       By-laws, as amended, of the Registrant.

3. Form of Series Trust Agreement between the Registrant and United States Trust Company of New York, as trustee.

4.       Specimen Trust Certificate.